SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                ----------------

                                 April 18, 2002
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)


                           MAXCOR FINANCIAL GROUP INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        Delaware                       0-25056                  59-3262958
----------------------------    -----------------------     ------------------
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
    of Incorporation)                                       Identification No.)


                               One New York Plaza
                               New York, New York
                    ----------------------------------------
                    (Address of Principal Executive Offices)


                                      10292
                                    ----------
                                    (Zip Code)


                                 (212) 748-7000
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


              ----------------------------------------------------
                   (Former Name or Former Address, if Changed
                               Since Last Report)


                         The Exhibit Index is on Page 5

                               Page 1 of 26 Pages

Item 5.  Other Events

         On April 18, 2002, Registrant issued a press release announcing that its broker-dealer subsidiary, Maxcor Financial Inc., had formed a leveraged finance group to provide certain investment banking and trading services.

         In connection with the formation of the leveraged finance group and the hiring of certain key employees in connection therewith, Registrant on April 19, 2002 issued an aggregate of 500,000 common stock purchase warrants to such employees. Each of the warrants, when vested, entitles the holder thereof to buy one share of Registrant's common stock for $5.875 (the average of the common stock's closing bid and ask prices on April 18, 2002). The warrants vest over a 4 year period from the date of grant (April 19, 2002), with 50% vesting on the date that is the second year anniversary of grant, 25% vesting on the third year anniversary and 25% vesting on the fourth year anniversary. Vesting requires continued employment by the grant recipient with Registrant or its subsidiaries, provided that upon certain changes in control of Registrant, all unvested warrants automatically vest. Following a termination of employment, exercise of already vested warrants continues for only 60 days.

         The 500,000 warrants (the "Initial Warrants") were issued pursuant to a Warrant Agreement, dated as of April 19, 2002 (the "Warrant Agreement"), entered into between Registrant and certain of the principals of the leveraged finance group. The Initial Warrants have not been registered under the Securities Act of 1993, as amended (the "Act"), and were issued in reliance upon the exemption from registration provided by Section 4(2) under the Act. Registrant has agreed to register all of the warrants issuable under the Warrant Agreement, and all of the shares of common stock issuable upon exercise of such warrants, on an appropriate registration statement (e.g., Form S-8) within the next year.

         The Warrant Agreement also contemplates the possibility of up to an additional 500,000 warrants (the "Additional Warrants") being made available for distribution to members of the leveraged finance group under the circumstances and upon the conditions that follow.

         Up to 250,000 of the Additional Warrants will be made available for grant the first time, if any, that pre-tax profits of the leveraged finance group exceed $5 million for any year (or shorter) period ending December 31. The balance of the Additional Warrants (that is, the remaining 250,000) will be made available for grant the first time, if any, that pre-tax profits of the group exceed $8.5 million for any year (or shorter) period ending December 31 (which can be the same year that triggers the initial 250,000 portion of the Additional Warrants, if the higher threshold is also met, or by a subsequent year that meets the threshold). Each 250,000 portion of the Additional Warrants would be made available for issuance starting January 1 of the year immediately following the year in which the relevant pre-tax profit threshold is met. The exercise price of each of the Additional Warrants would be the higher of the book value per share and fair market value per share of Registrant's common stock, measured as of the date of grant (under the Warrant Agreement, fair market value is calculated as the average of the closing bid and ask prices for the common stock on the trading day immediately preceding the date of grant). Other terms of the Additional Warrants, including the 4-year vesting period, would be the same as for the Initial Warrants.

                               Page 2 of 26 Pages

         The summary of the Warrant Agreement above, and the 500,000 Initial Warrants issued thereunder and the 500,000 Additional Warrants potentially issuable thereunder, is qualified in its entirety by reference to the full text of the Warrant Agreement, including the Form of Warrant Certificate attached thereto, which is attached to this Report as Exhibit 4.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits.

4.1 Warrant Agreement, dated as of April 19, 2002, between Registrant and certain employees.

99.1     Press Release, dated April 18, 2002.


Item 9.  Regulation FD Disclosure

         Registrant's press release referred to in Item 5 above is furnished herewith and attached hereto as Exhibit 99.1.

         The furnishing of the press release as an exhibit to this Report is not to be deemed an admission that the release contains material information that has not already been publicly disclosed in the manner contemplated by Regulation FD Rule 101(e)(2).

                               Page 3 of 26 Pages

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MAXCOR FINANCIAL GROUP INC.


                                       By:   /s/  GILBERT SCHARF
                                           -------------------------------------
                                           Name:  Gilbert Scharf
                                           Title: Chairman of the Board,
                                                  President and Chief Executive
                                                  Officer

Date: April 23, 2002


                               Page 4 of 26 Pages

                                  EXHIBIT INDEX


Exhibit No.                        Description                          Page No.
-----------                        -----------                          --------

4.1                   Warrant Agreement, dated as of April 19, 2002,        6
                      between Registrant and certain employees.

99.1                  Press Release, dated April 18, 2002.                 25


                               Page 5 of 26 Pages